                                                FILED PURSUANT TO RULE 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 12                REGISTRATION STATEMENT NO. 333-51103
(To Prospectus Dated June 15, 1998)


                              CKE RESTAURANTS, INC.

                        $197,225,000 PRINCIPAL AMOUNT OF
                 4 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004
                 (INTEREST PAYABLE ON MARCH 15 AND SEPTEMBER 15)

                        4,500,531 SHARES OF COMMON STOCK

         This Prospectus Supplement supplements information contained in that certain Prospectus dated June 15, 1998 (as amended or supplemented, the "Prospectus") of CKE Restaurants, Inc. relating to the potential sale from time to time of up to $197,225,000 aggregate principal amount of Notes and the Shares of Common Stock issuable upon conversion thereof by the Selling Securityholders. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

         The following table supplements the information set forth in the Prospectus under the caption "Selling Securityholders" with respect to the Selling Securityholders named below and the respective principal amounts of Notes and Shares beneficially owned by such Selling Securityholders that may be offered pursuant to the Prospectus:

                                                                 NUMBER OF       PRINCIPAL AMOUNT       NUMBER OF
                                         PRINCIPAL AMOUNT          SHARES            OF NOTES             SHARES
               NAME OF                       OF NOTES           BENEFICIALLY           TO BE              TO BE
         SELLING STOCKHOLDER            BENEFICIALLY OWNED      OWNED(1)(3)           SOLD(2)            SOLD(2)
         -------------------            ------------------      ------------     ----------------       ---------
Associated Electric & Gas Insurance
Services Limited                           $200,000              4,564             $200,000               --

---------------
(1)      All information in this Prospectus Supplement is as of August 25, 1999.

(2)      The date of this Prospectus Supplement is August 27, 1999.

(3)      Adjusted for the 10% stock dividend paid on January 11, 1999.